Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2024 THIRD QUARTER RESULTS

October 25, 2024 - FHLBank Topeka (FHLBank) is reporting net income of $101.1 million calculated in accordance with U.S. generally accepted accounting principles (GAAP) for the quarter ended September 30, 2024 compared to $92.0 million for the quarter ended September 30, 2023. For the nine months ended September 30, 2024, FHLBank is reporting net income of $323.4 million compared to $283.0 million for the same period in the prior year. The increase in net income for the current quarterly and year-to-date periods was primarily due to an increase in net interest income, partially offset by fair value fluctuations of derivatives and trading securities, increases in operating expenses, and statutory and voluntary contributions to housing and community investment programs.

Net interest income increased $20.4 million for the quarter, from $114.9 million for the quarter ended September 30, 2023 to $135.3 million for the quarter ended September 30, 2024. Net interest income increased $68.4 million year-to-date, from $341.0 million for the nine months ended September 30, 2023 to $409.4 million for the nine months ended September 30, 2024. The increase for the current quarterly and year-to-date periods was due to wider spreads between interest-earning assets and interest-bearing liabilities and higher average asset balances.

FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2024 with the Securities and Exchange Commission (SEC) on or about November 7, 2024.

Operating Highlights
•Net interest income/margin: Net interest income increased $20.4 million to $135.3 million for the quarter ended September 30, 2024 compared to $114.9 million for the quarter ended September 30, 2023. The increase in net interest income was primarily attributed to improvements in funding and asset spreads, including the impact of fair value hedges, and a $5.3 billion increase in average earning assets. Net interest margin increased six basis points for the current quarter, from 0.61 percent for the quarter ended September 30, 2023 to 0.67 percent for the quarter ended September 30, 2024. Net interest spread increased nine basis points, from 0.29 percent for the quarter ended September 30, 2023 to 0.38 percent for the quarter ended September 30, 2024
•Total assets: Total assets increased from $74.9 billion as of December 31, 2023 to $79.2 billion as of September 30, 2024, driven by the $4.7 billion increase in short- and long-term investments between periods. The average balance of interest-earning assets increased $5.3 billion between the quarter ended September 30, 2024 and the same period in the prior year, driven by a $4.1 billion increase in the average balance of short- and long-term investments,a $0.7 billion increase in the average balance of mortgage loans, and a $0.5 billion increase in the average balance of advances.
•Primary Mission Assets: Advances to members and housing associates and mortgage loans purchased from members are Primary Mission Assets because they are fundamental to the business and mission of FHLBank. The Primary Mission Asset ratio, as defined by the Federal Housing Finance Agency under its core mission achievement guidance, is calculated as average advances and average mortgage loans to average consolidated obligations (less certain U.S. Treasury securities), based on year-to-date averages. As of September 30, 2024 and December 31, 2023, our Primary Mission Asset ratio was 78 percent and 81 percent, respectively.
•Advances: Advances decreased to $44.4 billion at September 30, 2024 compared to $45.4 billion at December 31, 2023, representing 56.0 percent of total assets as of September 30, 2024, compared to 60.6 percent as of December 31, 2023. The average balance of advances increased $0.5 billion, or 1.0 percent to $46.3 billion for the quarter ended September 30, 2024 when compared to the prior year period. Advance demand continues to be relatively stable among FHLBank membership, especially among community banks. FHLBank continues to execute its liquidity mission by serving as a reliable source of liquidity and funding for members.
•Mortgage loans: Mortgage loans increased to $8.9 billion at September 30, 2024 compared to $8.4 billion at December 31, 2023, representing 11.2 percent of total assets at September 30, 2024, compared to 11.1 percent at December 31, 2023. The average balance of mortgage loans increased $0.7 billion, or 8.3 percent, for the three months ended September 30, 2024 when compared to the prior year period. Interest income was impacted slightly by mortgage loan prepayments and the related premium amortization but continues to be positively impacted by originations at interest rates higher than the weighted average rate of the existing portfolio.
•Performance ratios: Return on average equity (ROE) increased to 9.9 percent for the quarter ended September 30, 2024 compared to 9.4 percent for the quarter ended September 30, 2023. The increase was attributed to the increase in net income.
•Dividends: The Class A Common Stock dividend rate of 4.75 percent per annum and the Class B Common Stock dividend rate of 9.50 percent per annum combined for a weighted average dividend rate for the quarter ended September 30, 2024 of 8.9 percent.

Exhibit 99.1

Housing and Community Development Programs
FHLBank's housing and community development programs are central to its mission to make a difference by providing reliable liquidity and funding to help its members build strong communities. The success of the cooperative means more funding is allocated to support members in these community-building initiatives. By regulation, 10 percent of earnings are allocated to funding affordable housing initiatives in FHLBank's district. FHLBank has committed at least 2.5 percent of earnings to voluntary contributions in 2024 and 5.0 percent of earnings to voluntary contributions in 2025 and beyond.

Between regulatory and voluntary contributions, FHLBank is proud to announce over $50 million available in funding for 2024. In partnership with our members, FHLBank will support and sustain affordable housing and community lending through programs designed to address housing challenges within the unique footprint of the Tenth district.

For more than 25 years, FHLBank has provided down payment and closing cost assistance to low- and moderate-income first-time homebuyers as part of its commitment to making housing accessible and affordable in its district. In 2024, FHLBank launched the new TurnKey: Unlocking Homeownership suite of products designed to provide assistance and address the challenges of attaining homeownership in Colorado, Kansas, Nebraska, and Oklahoma. FHLBank is proud to support the dream of homeownership and partner with members to build communities and change lives.

The more than $18 million in funding will support the following programs in the TurnKey suite of products:
•The Homeownership Set-aside Program (HSP) provides down payment, closing costs and repair assistance to first-time homebuyers earning at or below 80 percent of the Area Median Income (AMI) for households purchasing or constructing homes in the four-state district.
•The Homeownership Set-aside Program Plus (HSP+) provides down payment, closing cost and repair assistance to first-time homebuyers earning at or below 80 percent AMI for households purchasing or constructing homes in High-Cost Areas and non-metropolitan Difficult Development Areas in the four-state district.
•The Homeownership Possibilities Expanded (HOPE) product provides access to the “missing middle” or homebuyers that do not traditionally receive support but need assistance with down payment, closing costs or other eligible repairs in the four-state district. HOPE is not limited to first-time homebuyers and household income must be at or below 150 percent AMI. HOPE is funded by the voluntary contribution commitment made by FHLBank.

FHLBank’s Affordable Housing Program (AHP), which is in partnership with FHLBank’s member financial institutions, will have more than $26.7 million available in 2024 to support applications for the finance, acquisition, construction, and rehabilitation for single family and multifamily housing for very low-, low-, and moderate-income households. The maximum subsidy per project is $1.5 million with a maximum subsidy per unit of $75 thousand. The AHP application period opened July 1, 2024 and closed August 16, 2024. Nonprofit groups, for-profit developers, government agencies and public entities apply for the grants for rental and owner-occupied housing projects through an FHLBank member. Awards will be announced by December 31, 2024.

With success in the inaugural year of 2023, the Native American Housing Initiatives (NAHI) Grants program opened for applications on June 3, 2024 and closed on July 12, 2024. NAHI provides Native American tribes and Tribally Designated Housing Entities access to grant funds intended to support housing for tribal members in FHLBank’s district. Funding is supported by FHLBank’s voluntary contributions and will be awarded in partnership with FHLBank members. At least $5.0 million is available to support the efforts of those in the best position to provide housing solutions to Native Americans in our district. Awards will be announced by October 31, 2024.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of September 30, 2024 and December 31, 2023, and results of operations for the quarterly and year-to-date periods ended September 30, 2024 and 2023.

Exhibit 99.1

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the general economy and capital markets, the rate of inflation or deflation, employment rates, housing market activity and pricing, the size and volatility of the residential mortgage market, geopolitical events, and global economic uncertainty; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, our members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; external events, such as economic, financial, or political disruptions, and/or wars, pandemics, and natural disasters, including disasters caused by climate change, which could damage our facilities or the facilities of our members, damage or destroy collateral pledged to secure advances or mortgages held for portfolio, which could increase our risk exposure or loss experience; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity, including the effects of these factors on amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; changes in FHLBank's capital structure; FHLBank's ability to declare dividends or to pay dividends at rates consistent with past practices; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to manage cybersecurity risks and securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; and the ability of FHLBank to attract and retain skilled individuals, including qualified executive officers. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	09/30/2024	12/31/2023
Financial Position
Investments[1]	$25,202,988	$20,486,846
Advances	44,354,896	45,444,769
Mortgage loans held for portfolio, net	8,882,033	8,352,713
Total assets	79,204,538	74,946,985
Deposits	885,987	752,200
Consolidated obligations, net	73,713,141	69,790,738
Total liabilities	75,132,715	71,056,333
Total capital stock	2,625,281	2,607,683
Retained earnings	1,554,936	1,401,940
Total capital	4,071,823	3,890,652

Regulatory capital[2]	4,183,447	4,009,870

	Three Months Ended		Nine Months Ended
	09/30/2024	09/30/2023	09/30/2024	09/30/2023
Results of Operations
Interest income	$1,092,928	$988,228	$3,142,441	$2,783,289
Interest expense	957,617	873,320	2,733,031	2,442,311
Net interest income before loan loss provision (reversal)	135,311	114,908	409,410	340,978
Provision (reversal) for credit losses on mortgage loans	(78)	(33)	(1,141)	311
Net gains (losses) on trading securities	10,264	2,216	15,993	6,599
Net gains (losses) on derivatives and hedging activities	(10,404)	5,232	(198)	25,001
Other income	3,697	3,479	10,939	9,965
Other expenses	26,603	23,649	77,921	67,740
Income before assessments	112,343	102,219	359,364	314,492
AHP assessments	11,241	10,222	35,949	31,450
Net income	101,102	91,997	323,415	283,042

Weighted average dividend rate[3]	8.90%	8.62%	8.82%	8.35%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.
3    Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended				Nine Months Ended
	09/30/2024		09/30/2023		09/30/2024		09/30/2023
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$24,838,813	5.75%	$20,712,190	5.48%	$23,806,150	5.77%	$20,881,150	5.16%
Advances[2,3]	46,324,602	5.59	45,862,896	5.49	44,665,703	5.61	46,699,337	5.11
Mortgage loans[4,5]	8,828,912	3.75	8,150,358	3.26	8,613,299	3.66	8,013,970	3.18
Other interest-earning assets	35,217	2.01	43,152	2.63	35,219	2.03	55,018	3.01
Total earning assets	$80,027,544	5.43%	$74,768,596	5.24%	$77,120,371	5.44%	$75,649,475	4.92%

Interest-bearing liabilities:
Deposits	$850,192	5.06%	$685,182	5.05%	$801,818	5.11%	$669,108	4.69%
Consolidated obligations[2,6]	74,548,306	5.05	69,254,588	4.95	71,666,221	5.03	70,221,205	4.60
Other borrowings	44,783	3.28	43,469	2.74	44,195	3.18	47,217	2.88
Total interest-bearing liabilities	$75,443,281	5.05%	$69,983,239	4.95%	$72,512,234	5.04%	$70,937,530	4.60%

Net interest spread[7]		0.38%		0.29%		0.40%		0.32%

Net interest margin[7]		0.67%		0.61%		0.71%		0.60%

1    Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
2    Interest income/expense and average rates include the effect of associated derivatives that qualify for fair value hedge accounting treatment.
3    Interest income includes prepayment/yield maintenance fees.
4    Credit enhancement fee payments are netted against interest earnings on the mortgage loans.
5    Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.
6    Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
7    Net interest spread is the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Net interest margin is defined as net interest income as a percentage of average earning assets.